UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2017, John P. Jordan, our Vice President, Chief Financial Officer and Treasurer, notified us of his intention to resign his position to pursue another professional opportunity. Mr. Jordan has agreed to remain in his current position for a transition period to end no later than September 1, 2017. Following Mr. Jordan’s departure, Joseph P. O’Connell, our Vice-President Business Development and former Chief Financial Officer, will assume the role of interim Chief Financial Officer and principal accounting officer until Mr. Jordan’s permanent replacement is appointed.

We have retained an executive recruiting firm to undertake a comprehensive search to identify candidates to succeed Mr. Jordan on a permanent basis.

Item 8.01	Other Events.

On August 10, 2017, we issued a press release announcing Mr. Jordan’s resignation. A copy of that press release is included as Exhibit 99.1 to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release Dated August 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: August 10, 2017	By:	/s/ Gregory A. Woods
Gregory A. Woods
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release Dated August 10, 2017

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